                                                                    Exhibit 10.3



         THIS AMENDMENT TO NON-TRANSFERABLE COMMON STOCK PURCHASE WARRANT DATED FEBRUARY 2, 1997 is made as of January 30, 2002 among NCO GROUP, INC. (the "Company") and UBS AG, LONDON BRANCH ("the Holder").

         WHEREAS, the Company issued CRW Financial, Inc. ("CRW") a NON-TRANSFERABLE COMMON STOCK PURCHASE WARRANT DATED FEBRUARY 2, 1997 (the "Warrant").

         WHEREAS, Swiss Bank Corporation, London Branch purchased the Warrant from CRW and subsequently merged into the Holder and the Holder is now a party to the Warrant as Holder.

         WHEREAS, the parties wish to document herein certain amendments to the Warrant.

         NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

         1. Amendment to Section 1.2. With effect from the effective date of January 29, 2002, the parties agree to amend Section 1.2 of the Warrant by deleting it and replacing it with the following:

         "1.2 Cashless Exercise. The Holder shall have the option (the "Cashless Exercise Option"), to exercise this Warrant, in whole but not in part, by the surrender of this Warrant and the Form of Exercise (and without payment of the Purchase Price in cash) in exchange for a number of whole shares of the Company's Common Stock equal to the product of (a) the number of shares of Company's Common Stock for which this Warrant is exercisable as of the business day on which this Warrant is received by the Company or its counsel Blank Rome Comisky & McCauley LLP (the "Cashless Exercise Date"), and (b) the Cashless Exercise Ratio (the "Cashless Exercise"). The "Cashless Exercise Ratio" shall be determined in accordance with the following formula:


             Final Price on Cashless Exercise Date - Exercise Price
             ------------------------------------------------------
                      Final Price on Cashless Exercise Date

where: "Final Price" means, on any day, the last reported sale price per share of the Company's Common Stock for that day. The "Cashless Exercise Date" shall be deemed the "Exercise Date" under the Warrant."

         2. Certain Understanding. UBS AG, London Branch hereby represents, warrants, confirms and agrees that (i) UBS AG, London Branch, as the successor in interest by merger to Swiss Bank Corporation, London Branch, acquired all right, title and interest in and to the Warrant from CRW, (ii) UBS AG, London Branch is the successor in interest by merger to Swiss Bank Corporation, London Branch of its rights and obligations under the Warrant, the Registration Rights Agreement dated as of February 2, 1997, the Transfer Agreement dated as of January 26, 1998 and the Standstill Agreement dated February 1998 between Swiss Bank Corporation, London Branch and NCO Group, Inc. (collectively, with the Warrant, the "Warrant Documents"), and (iii) UBS AG, London Branch is the owner and Holder of the Warrant. Based on the foregoing representations, NCO Group, Inc. hereby acknowledges, confirms and agrees that UBS AG, London Branch is the owner and Holder of the Warrant and is entitled to the rights and subject to the obligations of Swiss Bank Corporation, London Branch (as its successor in interest by merger) under the Warrant Documents.

         3. Cashless Exercise of Warrant. UBS AG, London Branch hereby irrevocably confirms its election to exercise the Warrant in full by the Cashless Exercise Option pursuant to Section 1.2 of the Warrant. The parties agree that the Cashless Exercise Date is January 29, 2002 and that the number of Warrant Shares issuable upon such Cashless Exercise is 55,267 based on the closing price of NCO Group, Inc.'s common stock of $21.60 per share as of such date, as reported by Nasdaq. No additional shares are issuable under the Warrant. UBS AG, London Branch shall cause the Warrant to be delivered to NCO Group, Inc. or its counsel, Blank Rome Comisky & McCauley LLP, on or before the execution of this Amendment. UBS AG, London Branch hereby rescinds all prior attempts to exercise the Warrant and demand registration of the Warrant Shares.

         4. Issuance of Certificate Without Restrictive Legend. UBS AG, London Branch acknowledges that, to the extent that the Warrant Shares may be sold pursuant to SEC Rule 144, they will not be "Registrable Securities" entitled to registration rights under the Registration Rights Agreement. In the event that the Warrant Shares are not eligible to be sold pursuant to SEC Rule 144 and UBS AG, London Branch exercises its demand registration rights under the Registration Rights Agreement, UBS AG, London Branch shall pay the costs and fees of any demand registration statement prepared pursuant to the Registration Rights Agreement.

         5. Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto.

         6. Definitions. All capitalized terms used in this Amendment (but not defined herein) shall have the same meaning ascribed to them in the Warrant.

         7. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be entirely performed within such Common wealth without giving effect to principles of conflicts of laws.

         8. Agreement Continuation. The Warrant Documents, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under any Warrant Document, except as such rights are expressly modified hereby. This Amendment shall survive the exercise of the Warrant.

         9. Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         IN WITNESS WHEREOF, the parties have signed this Amendment as of the date and year first above written.

                     Holder:
                     UBS AG, LONDON BRANCH


                    By:      /s/                      By:         /s/
                       --------------------------        -----------------------
                      Name:  Michael Collins            Name:  John Tobin III
                      Title: Executive Director         Title: Managing Director
                             Equities                          Equities


                     Company:
                     NCO GROUP, INC.


                     By:           /s/
                        -------------------------
                       Name:  Michael J. Barrist
                       Title: CEO